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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
MACERICH ANNOUNCES FOURTH QUARTER RESULTS AND EARNINGS GUIDANCE FOR 2013

        Santa Monica, CA (2/6/2013)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2012 which included funds from operations ("FFO") diluted of $132.6 million or $.90 per share-diluted compared to $118.8 million or $.83 per share-diluted for the quarter ended December 31, 2011. Adjusted FFO ("AFFO") diluted was $.90 per share-diluted for the quarter ended December 31, 2012 compared to $.87 per share-diluted for the quarter ended December 31, 2011. Net income attributable to the Company was $174.2 million or $1.27 per share-diluted for the quarter ended December 31, 2012 compared to net income attributable to the Company for the quarter ended December 31, 2011 of $163.1 million or $1.23 per share-diluted. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 5.7% to $517 for the year ended December 31, 2012 compared to $489 for the year ended December 31, 2011.

  •
  The releasing spreads for the year ended December 31, 2012 were up 15.4%.

  •
  Mall portfolio occupancy was 93.8% at December 31, 2012 compared to 92.7% at December 31, 2011.

  •
  AFFO per share-diluted for the year was $3.18, a 10.4% increase over 2011.

  •
  During the quarter, the Company completed over $1.2 billion of financings with an average term of over eight years and an average interest rate of 3.4%.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another good quarter with improving fundamentals highlighted by strong leasing, occupancy gains and continued tenant sales growth. In addition, during the quarter we saw very positive leasing progress on our two major developments, Fashion Outlets of Chicago and Tysons Corner.

        We were also pleased with our recent capital activity including the acquisition of Kings Plaza and Green Acres Mall and the completion of four major financings which significantly extended our maturity schedule and reduced our floating rate debt."

Developments:

        Construction continues at Fashion Outlets of Chicago, a 526,000 square foot fashion outlet center near O'Hare International Airport scheduled for completion in August 2013. The center is anchored by Bloomingdale's Outlet, Saks Off Fifth, Neiman Marcus Last Call and Forever 21. The project is currently 87% leased with deals in process for another 10%.

        At Tysons Corner, adjacent to the Company's 2.1 million square foot super regional mall, the Company is building a mixed use project which includes a 524,000 square foot office building, a 430 key luxury residential tower and a 300 room Hyatt Regency hotel. The office tower has a signed lease of 188,000 square feet with Intelsat who has the option to take up to 217,000 square feet in total. The office building is scheduled to open in mid-2014.

Financing Activity:

        During the quarter, the Company closed on over $1.2 billion of financings (at its pro rata share). The financings are summarized below:

			Prior Loan (in 000's)		New Loan (in 000's)
Property	MAC Ownership	Loan Closing Date	Balance @ Pro-Rata	Interest Rate	Balance @ 100%	Balance @ Pro-Rata	Interest Rate	Term in years	Maturity Date
Kings Plaza	100.00%	11/28/2012	—	—	500,000	500,000	3.44%	7	12/03/19
Deptford Mall	100.00%	12/5/2012	172,500	5.41%	205,000	205,000	3.73%	10.3	04/03/23
Queens Center	51.00%	12/24/2012	161,905	7.30%	600,000	306,000	3.49%	12	01/01/25
Santa Monica Place	100.00%	12/28/2012	—	—	240,000	240,000	2.94%	5	01/03/18

Total			334,405		1,545,000	1,251,000	3.40%	8.4

Acquisition Activity:

        On November 28, 2012, the Company closed on the $756 million acquisition of Kings Plaza. The Company has placed a $500 million, seven year fixed rate loan on the property. The loan has an interest rate of 3.44%. The mall tenants' annual sales per square foot are $680. Kings Plaza is anchored by Macy's, Lowe's and Sears and is the only enclosed super regional mall in Brooklyn, New York. The center is currently 96% occupied and has a tenant line-up that includes Aeropostale, American Eagle, Armani Exchange, Forever 21, H&M, MAC, Pink, Swarovski and Victoria's Secret.

        On January 25, 2013, the Company closed on the acquisition of Green Acres Mall. Green Acres Mall is a 1.8 million square foot super regional mall located in Valley Stream, New York. Green Acres is anchored by Macy's, Macy's Men's, Sears, Kohl's, jcpenney, BJ's Wholesale Club and Walmart. The purchase price was $500 million. The acquisition was funded with a $325 million, eight-year, loan with a fixed interest rate of 3.43%. The balance of the purchase price was funded from cash on hand, and from the Company's line of credit. The mall is 94% occupied and the mall tenants' annual sales per square foot exceed $535.

2013 Earnings Guidance:

        Management is issuing an estimated 2013 FFO per share-diluted guidance range of $3.32 to $3.42.

          A reconciliation of estimated EPS to FFO per share-diluted follows:

Estimated EPS range:	$1.17	to	$1.77
Less: estimated Gain on asset sales	-.50	to	-1.00
Plus: Real estate depreciation and amortization	2.65	to	2.65

Estimated range for FFO per share-diluted	$3.32	to	$3.42

        This guidance assumes asset sales in the range of $500 million to $1.0 billion during mid-year 2013 with the proceeds used to pay off debt. The FFO per share dilution from the asset sales assumption ranges from $.07 to $.14 for 2013. The above guidance range reflects same center EBITDA growth of 2.75% to 3.25%. There have been no future acquisitions factored into the guidance and there has not been any gain or loss on early extinguishment of debt included in the guidance estimate.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 65 million square feet of gross leaseable area consisting primarily of interests in 62 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, February 6, 2013 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$140,157	$118,751	$0	$(5,335)	$140,157	$113,416
Percentage rents	12,451	10,489	—	(691)	12,451	9,798
Tenant recoveries	75,518	64,842	4	(2,853)	75,522	61,989
Management Companies' revenues	10,505	11,942	—	—	10,505	11,942
Other income	12,534	11,743	(4)	(409)	12,530	11,334

Total revenues	251,165	217,767	0	(9,288)	251,165	208,479

Shopping center and operating expenses	82,275	67,882	(9)	(4,834)	82,266	63,048
Management Companies' operating expenses	18,657	19,560	—	—	18,657	19,560
Income tax benefit	(1,999)	(298)	—	—	(1,999)	(298)
Depreciation and amortization	85,004	70,831	—	(3,672)	85,004	67,159
REIT general and administrative expenses	5,187	5,237	—	—	5,187	5,237
Interest expense	48,335	47,843	—	(4,562)	48,335	43,281
Loss on extinguishment of debt, net	(32)	(5,378)	32	3,929	—	(1,449)
Gain (loss) on remeasurement, sale or write down of assets, net	164,025	(42,823)	40	16,653	164,065	(26,170)
Co-venture interests(b)	(2,061)	(2,027)	—	—	(2,061)	(2,027)
Equity in income of unconsolidated joint ventures	10,657	219,156	—	—	10,657	219,156
Income from continuing operations	186,295	175,640	81	24,362	186,376	200,002
Discontinued operations:
(Loss) gain on sale, disposition or write down of assets, net	—	—	(72)	(20,582)	(72)	(20,582)
Loss from discontinued operations	—	—	(9)	(3,780)	(9)	(3,780)
Total loss from discontinued operations	—	—	(81)	(24,362)	(81)	(24,362)
Net income	186,295	175,640	—	—	186,295	175,640
Less net income attributable to noncontrolling interests	12,048	12,533	—	—	12,048	12,533

Net income attributable to the Company	$174,247	$163,107	$0	$0	$174,247	$163,107

Average number of shares outstanding—basic	136,975	132,128			136,975	132,128

Average shares outstanding, assuming full conversion of OP Units(c)	147,254	143,165			147,254	143,165

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	147,254	143,165			147,254	143,165

Per share income—diluted before discontinued operations	—	—			$1.27	$1.40

Net income per share—basic	$1.27	$1.23			$1.27	$1.23

Net income per share—diluted	$1.27	$1.23			$1.27	$1.23

Dividend declared per share	$0.58	$0.55			$0.58	$0.55

FFO—basic(c)(d)	$132,577	$118,783			$132,577	$118,783

FFO—diluted(c)(d)	$132,577	$118,783			$132,577	$118,783

FFO per share—basic(c)(d)	$0.90	$0.83			$0.90	$0.83

FFO per share—diluted(c)(d)	$0.90	$0.83			$0.90	$0.83

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.90	$0.87			$0.90	$0.87

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$503,130	$453,439	$(6,422)	$(24,432)	$496,708	$429,007
Percentage rents	24,731	20,721	(342)	(1,546)	24,389	19,175
Tenant recoveries	276,827	254,380	(3,382)	(12,604)	273,445	241,776
Management Companies' revenues	41,235	40,404	—	—	41,235	40,404
Other income	46,000	34,357	(454)	(1,348)	45,546	33,009

Total revenues	891,923	803,301	(10,600)	(39,930)	881,323	763,371

Shopping center and operating expenses	285,589	263,341	(5,058)	(21,043)	280,531	242,298
Management Companies' operating expenses	85,610	86,587	—	—	85,610	86,587
Income tax benefit	(4,159)	(6,110)	—	—	(4,159)	(6,110)
Depreciation and amortization	307,193	269,286	(4,640)	(17,211)	302,553	252,075
REIT general and administrative expenses	20,412	21,113	—	—	20,412	21,113
Interest expense	183,148	198,025	(6,370)	(18,317)	176,778	179,708
Gain (loss) on extinguishment of debt, net	119,926	(14,517)	(119,926)	3,929	—	(10,588)
Gain (loss) on remeasurement, sale or write down of assets, net	159,575	(76,338)	45,093	54,301	204,668	(22,037)
Co-venture interests(b)	(6,523)	(5,806)	—	—	(6,523)	(5,806)
Equity in income of unconsolidated joint ventures	79,281	294,677	—	—	79,281	294,677
Income from continuing operations	366,389	169,075	(69,365)	74,871	297,024	243,946
Discontinued operations:
Gain (loss) on sale, disposition or write down of assets, net	—	—	74,833	(58,230)	74,833	(58,230)
Loss from discontinued operations	—	—	(5,468)	(16,641)	(5,468)	(16,641)
Total income (loss) from discontinued operations	—	—	69,365	(74,871)	69,365	(74,871)
Net income	366,389	169,075	—	—	366,389	169,075
Less net income attributable to noncontrolling interests	28,963	12,209	—	—	28,963	12,209

Net income attributable to the Company	$337,426	$156,866	$0	$0	$337,426	$156,866

Average number of shares outstanding—basic	134,067	131,628			134,067	131,628

Average shares outstanding, assuming full conversion of OP Units(c)	144,937	142,986			144,937	142,986

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	144,937	142,986			144,937	142,986

Per share income—diluted before discontinued operations	—	—			$2.03	$1.70

Net income per share—basic	$2.51	$1.18			$2.51	$1.18

Net income per share—diluted	$2.51	$1.18			$2.51	$1.18

Dividend declared per share	$2.23	$2.05			$2.23	$2.05

FFO—basic(c)(d)	$577,862	$399,559			$577,862	$399,559

FFO—diluted(c)(d)	$577,862	$399,559			$577,862	$399,559

FFO per share—basic(c)(d)	$3.99	$2.79			$3.99	$2.79

FFO per share—diluted(c)(d)	$3.99	$2.79			$3.99	$2.79

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$3.18	$2.88			$3.18	$2.88

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three and twelve months ended December 31, 2012 and 2011.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three and twelve months ended December 31, 2012 and 2011. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date. On May 31, 2012, the Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.3 million. AFFO excludes the gain on extinguishment of debt on Prescott Gateway for the twelve months ended December 31, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO and AFFO(d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2012	2011	2012	2011
Net income attributable to the Company	$174,247	$163,107	$337,426	$156,866
Adjustments to reconcile net income attributable to the Company to FFO—basic
Noncontrolling interests in OP	13,784	14,073	27,359	13,529
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(164,025)	42,823	(159,575)	76,338
plus (loss) gain on undepreciated asset sales—consolidated assets	(390)	—	(390)	2,277
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	(1,636)	(1,437)	1,899	(1,441)
Loss (gain) on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	9,273	(188,245)	(2,019)	(200,828)
plus gain (loss) on undepreciated asset sales—unconsolidated entities (pro rata)	1,163	(19)	1,163	51
Depreciation and amortization on consolidated assets	85,004	70,831	307,193	269,286
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,609)	(4,503)	(18,561)	(18,022)
Depreciation and amortization on joint ventures (pro rata)	22,991	25,370	96,228	115,431
Less: depreciation on personal property	(3,225)	(3,217)	(12,861)	(13,928)

Total FFO—basic	132,577	118,783	577,862	399,559
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$132,577	$118,783	$577,862	$399,559

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	25	3,179	422	3,491
Valley View Center	11	2,684	(101,105)	8,786
Prescott Gateway	—	—	(16,296)	—

Total AFFO—diluted	$132,613	$124,646	$460,883	$411,836

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share(d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2012	2011	2012	2011
Earnings per share—diluted	$1.27	$1.23	$2.51	$1.18
Per share impact of depreciation and amortization of real estate	0.68	0.62	2.57	2.47
Per share impact of gain on remeasurement, sale or write down of assets	(1.05)	(1.02)	(1.09)	(0.86)

FFO per share—diluted	$0.90	$0.83	$3.99	$2.79

Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	0.00	0.04	(0.81)	0.09

AFFO per share—diluted	$0.90	$0.87	$3.18	$2.88

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2012	2011	2012	2011
Net income attributable to the Company	$174,247	$163,107	$337,426	$156,866
Interest expense—consolidated assets	48,335	47,843	183,148	198,025
Interest expense—unconsolidated entities (pro rata)	21,419	32,175	97,978	123,713
Depreciation and amortization—consolidated assets	85,004	70,831	307,193	269,286
Depreciation and amortization—unconsolidated entities (pro rata)	22,991	25,370	96,228	115,431
Noncontrolling interests in OP	13,784	14,073	27,359	13,529
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,408)	(7,446)	(30,019)	(29,877)
Loss (gain) on extinguishment of debt—consolidated entities	32	5,378	(119,926)	14,517
Gain on extinguishment of debt—unconsolidated entities (pro rata)	—	(60)	—	(7,852)
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets, net	(164,025)	42,823	(159,575)	76,338
Loss (gain) on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	9,273	(188,245)	(2,019)	(200,828)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(1,636)	(1,437)	1,899	(1,441)
Income tax benefit	(1,999)	(298)	(4,159)	(6,110)
Distributions on preferred units	184	208	783	832

EBITDA(e)	$200,201	$204,322	$736,316	$722,429

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2012	2011	2012	2011
EBITDA(e)	$200,201	$204,322	$736,316	$722,429
Add: REIT general and administrative expenses	5,187	5,237	20,412	21,113
Management Companies' revenues	(10,505)	(11,942)	(41,235)	(40,404)
Management Companies' operating expenses	18,657	19,560	85,610	86,587
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(4,515)	(7,214)	(15,400)	(23,324)
EBITDA of non-comparable centers	(28,479)	(34,291)	(119,233)	(118,831)

Same Centers—NOI(f)	$180,546	$175,672	$666,470	$647,570

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1